Exhibit 99.1

LHC Group announces third quarter 2020 financial results

Raises 2020 guidance

LAFAYETTE, La., Nov. 4, 2020 /PRNewswire/ -- LHC Group, Inc. (NASDAQ: LHCG) announced its financial results for the quarter ended September 30, 2020. Unless otherwise noted, all results are compared with the third quarter ended September 30, 2019.

Third Quarter 2020 Financial Results

  Net service revenue increased 0.4% to $530.7 million.
  Based on improved current and projected future results, LHC Group intends to return the entire $93.3 million in funds it has received from the Provider Relief Fund (PRF) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
  Net income attributable to LHC Group's common stockholders decreased to $14.5 million, or $0.46 per diluted share, due to the reversal of $44.4 million, or $0.87 per diluted share, net of non-controlling interest, of government stimulus income recorded in the second quarter of 2020 related to the general distribution funds from the PRF and $7.7 million, or $0.24 per diluted share, due to COVID-19 related costs and expenses for purchases of personal protective equipment (PPE), supplies, employee related costs and expenses and other categories of costs and expenses incurred in response to the pandemic.
  Adjusted net income attributable to LHC Group's common stockholders increased 29.8% to $51.3 million, or $1.63 adjusted earnings per diluted share, compared with $39.5 million, or $1.26 per diluted share, in the same period in 2019. Adjusted results for the third quarter of 2020 exclude a pre-tax amount of $2.5 million in acquisition and de novo related expenses, $10.5 million in COVID-19 related costs and expenses noted above, and the reversal of government stimulus income noted above.
  Adjusted EBITDA increased 25.0% to $74.5 million compared with $59.6 million in the same period in 2019.

A reconciliation of all non-GAAP financial results in this release appears on pages 12-13.

Operational and Strategic Highlights

  LHC Group's quality and patient satisfaction scores continue to exceed the national average as the Company remains a leader among industry peers.
  Organic growth in home health admissions increased 4.7% in the third quarter of 2020 compared with the same period in 2019. Home health organic admissions increased sequentially by 13.1% over the second quarter of 2020.
  Organic growth in hospice admissions increased 12.8% in the third quarter of 2020 compared with the same period in 2019. Hospice organic admissions increased sequentially by 8.3% over the second quarter of 2020.
  On August 1, 2020, LHC Group finalized a joint venture with Orlando Health to enhance home health and home and community based services (HCBS) in the state of Florida. The joint venture includes six total locations and LHC Group expects incremental annualized revenue from this joint venture of approximately $3.5 million.
  On October 1, 2020, LHC Group finalized a joint venture with University Health Care System to enhance home health and hospice services in Georgia and South Carolina. The joint venture includes ten total locations and LHC Group expects incremental annualized revenue from this joint venture of approximately $8.3 million.
  On October 1, 2020, LHC Group finalized a joint venture with Northeast Georgia Health System to share ownership of SunCrest Home Health in Gainesville, Georgia. LHC Group also closed on the purchase of Santa Rita Hospice in Aurora, Colorado, where it will operate under the At Home Hospice name in a shared space with LHC Group's home health provider in Aurora.
  On November 1, 2020 LHC Group finalized an expansion of its joint venture with CHRISTUS Health with the addition of a hospice provider in San Marcos, Texas. LHC Group expects incremental annualized revenue from this joint venture of approximately $2.1 million.

Commenting on the results, Keith G. Myers, LHC Group's Chairman and Chief Executive Officer, said, "The new normal in healthcare is placing a greater emphasis on care in the home and creating a demand for what we do best, which is treating patients and their families in the safety and comfort of their home and in the most cost-effective setting. The regulatory environment is rapidly moving to better support in-home care, and payors and joint venture partners are increasingly seeing the real-time benefit of working closely with us as well. Focusing on the most important things even in the midst of a public health emergency – the safety of our employees and delivering the highest quality and patient satisfaction to those we are privileged to serve – is naturally driving our strong growth. We expect this growth to continue through the balance of 2020 and position us for the market consolidation we have been anticipating in 2021 and beyond."

COVID-19 Update
The COVID-19 pandemic had an impact on our operations and financial results for the third quarter of 2020 with a continued impact expected in the fourth quarter of 2020, although to a lesser extent than what we have experienced to date. During the quarter, we incurred $10.5 million ($7.7 million net of tax), or $0.25 per diluted share, in additional COVID-19 costs and expenses related to PPE, supplies, employee related costs and expenses, including, without limitation, bonuses, increased wages, and wage supplements for front line caregivers, and other categories of costs and expenses incurred in response to the pandemic.

We continue to invest in creating the safest environment possible for our employees, patients and communities we serve. The robust employee pre-screening, patient and employee protection protocols and other infection control procedures we implemented in March in accordance with Centers for Disease Control recommendations for all 32,000 employees remain in place, and we have also secured adequate par levels of PPE to ensure we are able to continue providing care in the home setting. In addition, we have implemented a number of programs to support our employees, including a special COVID-19 pandemic grant program as part of our 501(c)(3) LHC Group Purpose Fund that supports employees experiencing financial hardships, retirement plan amendments, special cash-in opportunities for accumulated paid time off, expanded offerings in our employee assistance program, a wage supplement program designed to restore certain lost wages for frontline direct patient care-giving employees that qualified, and a PTO replenishment program designed to restore certain hours of paid time off for front line direct patient care-giving employees that qualified and for any employees who previously donated their PTO hours to these front line direct patient caregivers.

LHC Group has also implemented a number of cost containment initiatives, including eliminating non-essential travel and expenses and other measures. We continue to have strong access to capital with over $598.3 million of available liquidity from cash and our revolving credit facility net of the $317.9 million liability associated with the Medicare Accelerated and Advance Payments.

Since April 2020, we received funds totaling $317.9 million under the Medicare Accelerated and Advance Payment Program as provided for by the CARES Act. The accelerated Medicare payments are interest free and the program currently requires that the Centers for Medicare and Medicaid Services (CMS) recoup the accelerated payments beginning 12 months after receipt by the provider, by withholding 25% of future Medicare fee-for service payments for claims for 11 months and then withholding 50% of future Medicare fee-for service payments for claims for an additional six months. An interest rate of 4% will be assessed on any outstanding balances after 29 months from the date of the initial advance but we intend to repay the full amount before any interest will accrue. Cash flows from operations for the nine months ended 2020 included $317.9 million of accelerated Medicare payments, all of which remains deferred on the balance sheet at September 30, 2020.

As of September 30, 2020, we have received funds totaling $93.3 million related to the Provider Relief Fund as provided for by the CARES Act. During the three months ended June 30, 2020, we recognized $44.4 million ($27.2 million net of non-controlling interest and tax), or $0.87 per diluted share, in government stimulus income in our condensed consolidated statements of income related to general distribution funds received from the Provider Relief Fund. During the three months ended September 30, 2020, we reversed $44.4 million such that we recognized no funds for the nine months ended September 30, 2020. The full amount received, $93.3 million, was recorded as a short-term liability in government stimulus advance in our condensed consolidated balance sheet. It is our intent to return the funds to the government.

COVID-19 Trends
Please refer to the supplemental information that can be found under Financial Results on the Company's Investor Relations page to access more detailed statistics on pre-COVID-19 and post-COVID-19 trends.

Full Year 2020 Guidance
The Company is increasing its full year 2020 guidance, which it withdrew on May 7, 2020 and subsequently reinstated on August 5, 2020. Full year 2020 net service revenue is expected to be in a range of $2.06 billion to $2.07 billion, adjusted earnings per diluted share is expected to be in a range of $4.90 to $5.00, and Adjusted EBITDA, less non-controlling interest, is expected to be in a range of $232 million to $237 million.

	Original FY 2020 Guidance issued on Feb. 27, 2020	Reinstated FY 2020 Guidance issued on August 5, 2020	Raised FY 2020 Guidance
Net service revenue	$2.13 billion to $2.18 billion	$2.0 billion to $2.05 billion	$2.06 billion to $2.07 billion
Adjusted EPS	$4.60 to $4.80	$4.60 to $4.80	$4.90 to $5.00
Adjusted EBITDA	$230 million to $240 million	$220 million to $230 million	$232 million to $237 million

The Company's guidance ranges reflect a number of assumptions that are subject to change based on uncertainties related to the impact of the COVID-19 pandemic. The Company's guidance ranges do not take into account the impact of future COVID-19 related costs and expenses, reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, location closures, if any, or future legal expenses, if necessary.

Joshua L. Proffitt, LHC Group's President, added, "The sequential month by month improvement we have experienced in our organic growth in home health and hospice since April has outpaced our expectations, and the increased visibility in the strength in all of our service lines led us to raise both the top and bottom end of our guidance ranges for the full year. The implied sequential and year-over-year growth in the fourth quarter positions us well for another strong year in 2021. The headwinds caused by the pandemic and some of the initial support smaller agencies received from government stimulus temporarily forestalled the historic market consolidation we had been expecting this year, but we have instead captured that growth organically with increased referrals and market share gains. Recently, we have seen these headwinds abate, resulting in accelerated joint ventures and acquisitions and a very active and robust M&A pipeline in both home health and hospice opportunities."

Conference Call
LHC Group will host a conference call on Thursday, November 5, 2020, at 10:00 a.m. Eastern time to discuss its third quarter 2020 results. The toll-free number to call for this interactive teleconference is (877) 870-4263 (international callers: (412) 317-6011). A telephonic replay of the conference call will be available through midnight on Thursday, November 12, 2020, by dialing (877) 344-7529 (international callers: (412) 317-0088) and entering confirmation number 10148535.

The Company has posted supplemental financial information on the second quarter results that it will reference during the conference call. The supplemental information can be found under Financial Results on the Company's Investor Relations page. A live webcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately one hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of in-home healthcare services and innovations for communities around the nation, offering quality, value-based healthcare to patients primarily within the comfort and privacy of their home or place of residence. The company's 32,000 employees deliver home health, hospice, home and community based services, and facility-based care in 35 states and the District of Columbia – reaching 60 percent of the U.S. population aged 65 and older. As the preferred joint venture partner for almost 400 leading U.S. hospitals and health systems, LHC Group works in cooperation with providers to customize each partnership and reach more patients and families with an effective and efficient model of care.

Forward-looking Statements
This press release contains "forward-looking statements" (as defined in the Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of the Company, or anticipated benefits of the transaction. Words such as "anticipate," "expect," "project," "intend," "believe," "will," "estimates," "may," "could," "should" and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to: our 2020 revenue and earnings guidance, statements about the benefits of the acquisition, including anticipated earnings accretion, synergies and cost savings and the timing thereof; the Company's plans, objectives, expectations, projections and intentions; and other statements relating to the transaction that are not historical facts. Forward-looking statements are based on information currently available to the Company and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the acquisition, these risks, uncertainties and factors include, but are not limited to: the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on integration-related issues; and the risk that costs associated with the integration of the businesses are higher than anticipated. With respect to the Company's businesses, these risks, uncertainties and factors include, but are not limited to: changes in, or failure to comply with, existing government regulations that impact the Company's businesses; legislative proposals for healthcare reform; the impact of changes in future interpretations of fraud, anti-kickback, or other laws; changes in Medicare and Medicaid reimbursement levels; changes in laws and regulations with respect to Accountable Care Organizations; changes in the marketplace and regulatory environment for Health Risk Assessments; decrease in demand for the Company's services; the potential impact of the transaction on relationships with customers, joint venture and other partners, competitors, management and other employees, including the loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; risks related to any current or future litigation proceedings; potential audits and investigations by government and regulatory agencies, including the impact of any negative publicity or litigation; the ability to attract new customers and retain existing customers in the manner anticipated; the ability to hire and retain key personnel; increased competition from other entities offering similar services as offered by the Company; reliance on and integration of information technology systems; ability to protect intellectual property rights; impact of security breaches, cyber-attacks or fraudulent activity on the Company's reputation; the risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; the risks associated with the Company's expansion strategy, the successful integration of recent acquisitions, and if necessary, the ability to relocate or restructure current facilities; and the potential impact of an economic downturn or effects of tax assessments or tax positions taken, risks related to goodwill and other intangible asset impairment, tax adjustments, anticipated tax rates, benefit or retirement plan costs, or other regulatory compliance costs.

Many of these risks, uncertainties and assumptions are beyond the Company's ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release. The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof. All subsequent written and oral forward-looking statements concerning the transaction or other matters and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data) (Unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash	$253,764	$31,672
Receivables:
Patient accounts receivable	313,325	284,962
Other receivables	19,858	10,832
Total receivables	333,183	295,794
Prepaid income taxes	19,687	9,652
Prepaid expenses	22,791	21,304
Other current assets	26,231	21,852
Total current assets	655,656	380,274
Property, building and equipment, net of accumulated depreciation of $78,623 and $69,441, respectively	132,130	97,908
Goodwill	1,235,123	1,219,972
Intangible assets, net of accumulated amortization of $17,372 and $16,431, respectively	310,967	305,556
Assets held for sale	1,900	2,500
Operating lease right of use asset	99,066	95,452
Other assets	21,494	38,633
Total assets	$2,456,336	$2,140,295
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$73,508	$83,572
Salaries, wages, and benefits payable	111,108	85,631
Self-insurance reserves	31,856	31,188
Government stimulus advance	93,257	—
Contract liabilities – deferred revenue	317,938	—
Current operating lease liabilities	32,018	28,701
Amounts due to governmental entities	2,435	1,880
Total current liabilities	662,120	230,972
Deferred income taxes	75,536	60,498
Income taxes payable	6,588	3,867
Revolving credit facility	20,000	253,000
Other long term liabilities	33,632	—
Operating lease payable	69,977	69,556
Total liabilities	867,853	617,893
Noncontrolling interest – redeemable	16,897	15,151
Commitments and contingencies
Stockholders' equity:
LHC Group, Inc. stockholders' equity:
Preferred stock – $0.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock – $0.01 par value; 60,000,000 shares authorized; 36,351,416 and 36,129,280 shares issued, and 31,136,522 and 30,992,390 shares outstanding, respectively	364	361
Treasury stock – 5,214,894 and 5,136,890 shares at cost, respectively	(68,845)	(60,060)
Additional paid-in capital	958,212	949,321
Retained earnings	604,917	523,701
Total LHC Group, Inc. stockholders' equity	1,494,648	1,413,323
Noncontrolling interest – non-redeemable	76,938	93,928
Total stockholders' equity	1,571,586	1,507,251
Total liabilities and stockholders' equity	$2,456,336	$2,140,295

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net service revenue	$530,684	$528,499	$1,530,875	$1,548,926
Cost of service revenue (excluding depreciation and amortization)	305,246	334,768	933,160	981,620
Gross margin	225,438	193,731	597,715	567,306
General and administrative expenses	161,463	146,829	469,903	440,634
Impairment of intangibles and other	22	197	622	7,534
Government stimulus (income) expense (1)	44,435	—	—	—
Operating income	19,518	46,705	127,190	119,138
Interest expense	(431)	(2,596)	(4,040)	(8,533)
Income before income taxes and noncontrolling interest	19,087	44,109	123,150	110,605
Income tax expense	4,595	9,508	23,181	22,665
Net income	14,492	34,601	99,969	87,940
Less net income (loss) attributable to noncontrolling interests	(8)	4,534	18,753	14,017
Net income attributable to LHC Group, Inc.'s common stockholders	$14,500	$30,067	$81,216	$73,923

Earnings per share:
Basic	$0.47	$0.97	$2.61	$2.39
Diluted	$0.46	$0.96	$2.59	$2.37
Weighted average shares outstanding:
Basic	31,121	30,971	31,080	30,919
Diluted	31,411	31,247	31,334	31,203

(1) Refer to footnote 5 on page 13.

LHC GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net income	$99,969	$87,940
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	15,601	12,812
Amortization of operating lease right of use asset	25,799	22,952
Stock-based compensation expense	11,133	6,382
Deferred income taxes	15,038	8,102
Loss on disposal of assets	291	337
Impairment of intangibles and other	622	7,534
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(36,194)	(42,928)
Prepaid expenses	(1,487)	4,828
Other assets	(3,183)	(2,810)
Prepaid income taxes	(10,035)	8,258
Accounts payable and accrued expenses	(17,085)	(4,241)
Salaries, wages, and benefits payable	25,913	18,001
Contract liabilities - deferred revenue	317,938	—
Other long term liabilities	33,632	—
Operating lease liabilities	(25,485)	(18,428)
Income taxes payable	2,721	(715)
Net amounts due to/from governmental entities	555	(3,234)
Net cash provided by operating activities	455,743	104,790
Investing activities:
Purchases of property, building and equipment	(51,241)	(15,401)
Proceeds from sale of property, building and equipment	7,142	—
Cash received (paid) for acquisitions	2,326	(54,120)
Net cash used in investing activities	(41,773)	(69,521)
Financing activities:
Proceeds from line of credit	276,229	84,000
Payments on line of credit	(509,229)	(87,000)
Government stimulus advance	93,257	—
Proceeds from employee stock purchase plan	1,679	1,540
Payments on debt	—	(7,650)
Noncontrolling interest distributions	(22,505)	(18,944)
Withholding taxes paid on stock-based compensation	(9,854)	(9,422)
Purchase of additional controlling interest	(23,575)	(18,763)
Exercise of vested awards and stock options	—	153
Sale of noncontrolling interest	2,120	756
Net cash used in financing activities	(191,878)	(55,330)
Change in cash	222,092	(20,061)
Cash at beginning of period	31,672	49,363
Cash at end of period	$253,764	$29,302
Supplemental disclosures of cash flow information:
Interest paid	$4,556	$8,549
Income taxes paid	$15,583	$8,015
Non-Cash Operating Activity:
Operating right of use assets in exchange for lease obligations	$25,633	$115,161
Non-Cash Investing Activity:
Accrued capital expenditures	$5,851	$1,514

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended September 30, 2020
	Home health services	Hospice services	Home and community-based services	Facility- based services	HCI	Total
Net service revenue	$373,450	$59,801	$48,387	$33,344	$15,702	$530,684
Cost of service revenue (excluding depreciation and amortization)	205,523	37,180	36,664	22,213	3,666	305,246
General and administrative expenses	118,792	16,668	10,937	11,439	3,627	161,463
Impairment of intangibles and other	22	—	—	—	—	22
Government stimulus (income) expense (1)	35,019	4,731	2,865	1,656	164	44,435
Operating income (loss)	14,094	1,222	(2,079)	(1,964)	8,245	19,518
Interest expense	(310)	(51)	(37)	(22)	(11)	(431)
Income (loss) before income taxes and noncontrolling interest	13,784	1,171	(2,116)	(1,986)	8,234	19,087
Income tax expense (benefit)	3,403	247	(440)	(435)	1,820	4,595
Net income (loss)	10,381	924	(1,676)	(1,551)	6,414	14,492
Less net income (loss) attributable to noncontrolling interests	(157)	321	(153)	(12)	(7)	(8)
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$10,538	$603	$(1,523)	$(1,539)	$6,421	$14,500
Total assets	$1,721,278	$277,358	$263,414	$108,118	$86,168	$2,456,336
(1) Refer to footnote 5 on page 13.

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Three Months Ended September 30, 2019
	Home health services	Hospice services	Home and community-based services	Facility- based services	HCI	Total
Net service revenue	$375,599	$62,028	$53,411	$28,715	$8,746	$528,499
Cost of service revenue (excluding depreciation and amortization)	237,414	35,819	39,694	18,508	3,333	334,768
General and administrative expenses	108,318	15,218	10,809	9,498	2,986	146,829
Impairment of intangibles and other	197	—	—	—	—	197
Operating income	29,670	10,991	2,908	709	2,427	46,705
Interest expense	(1,758)	(310)	(272)	(174)	(82)	(2,596)
Income before income taxes and noncontrolling interest	27,912	10,681	2,636	535	2,345	44,109
Income tax expense	5,900	1,689	1,299	144	476	9,508
Net income	22,012	8,992	1,337	391	1,869	34,601
Less net income (loss) attributable to noncontrolling interests	3,577	1,213	(180)	(67)	(9)	4,534
Net income attributable to LHC Group, Inc.'s common stockholders	$18,435	$7,779	$1,517	$458	$1,878	$30,067
Total assets	$1,458,991	$235,865	$243,779	$88,905	$70,324	$2,097,864

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Nine Months Ended September 30, 2020
	Home health services	Hospice services	Home and community-based services	Facility- based services	HCI	Total
Net service revenue	$1,081,143	$181,387	$144,526	$96,664	$27,155	$1,530,875
Cost of service revenue (excluding depreciation and amortization)	631,109	112,485	113,864	64,340	11,362	933,160
General and administrative expenses	345,024	49,560	33,520	31,984	9,815	469,903
Impairment of intangibles and other	22	600	—	—	—	622
Government stimulus income	—	—	—	—	—	—
Operating income (loss)	104,988	18,742	(2,858)	340	5,978	127,190
Interest expense	(2,804)	(451)	(382)	(288)	(115)	(4,040)
Income (loss) before income taxes and noncontrolling interest	102,184	18,291	(3,240)	52	5,863	123,150
Income tax expense (benefit)	19,499	3,294	(658)	(261)	1,307	23,181
Net income (loss)	82,685	14,997	(2,582)	313	4,556	99,969
Less net income (loss) attributable to noncontrolling interests	14,371	3,452	(275)	1,228	(23)	18,753
Net income (loss) attributable to LHC Group, Inc.'s common stockholder	$68,314	$11,545	$(2,307)	$(915)	$4,579	$81,216

LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (Amounts in thousands) (Unaudited)

	Nine Months Ended September 30, 2019
	Home health services	Hospice services	Home and community-based services	Facility- based services	HCI	Total
Net service revenue	$1,113,887	$168,821	$157,610	$84,391	$24,217	$1,548,926
Cost of service revenue (excluding depreciation and amortization)	694,082	103,853	119,054	53,812	10,819	981,620
General and administrative expenses	322,115	45,167	33,004	28,010	12,338	440,634
Impairment of intangibles and other	7,263	271	—	—	—	7,534
Operating income	90,427	19,530	5,552	2,569	1,060	119,138
Interest expense	(5,919)	(976)	(857)	(524)	(257)	(8,533)
Income before income taxes and noncontrolling interest	84,508	18,554	4,695	2,045	803	110,605
Income tax expense	17,178	3,716	1,279	297	195	22,665
Net income	67,330	14,838	3,416	1,748	608	87,940
Less net income (loss) attributable to noncontrolling interests	11,305	2,712	(757)	779	(22)	14,017
Net income attributable to LHC Group, Inc.'s common stockholders	$56,025	$12,126	$4,173	$969	$630	$73,923

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Key Data:	2020	2019	2020	2019

Home Health Services:
Locations	549	555	549	555
Acquired	2	19	8	32
De novo	—	—	—	—
Divested/consolidated	(6)	(3)	(14)	(16)
Total new admissions	104,304	97,647	305,968	286,519
Medicare new admissions	55,907	57,496	166,332	172,343
Average daily census	82,254	76,905	78,920	76,573
Average Medicare daily census	47,120	49,016	46,008	49,418
Medicare completed and billed episodes	88,970	91,956	260,415	276,751
Average Medicare case mix for completed and billed Medicare episodes	1.01	1.09	1.02	1.10
Average reimbursement per completed and billed Medicare episodes	$2,824	$2,863	$2,798	$2,852
Total visits	2,081,418	2,619,073	6,181,133	7,702,229
Total Medicare visits	1,149,577	1,695,148	3,474,314	5,048,298
Average visits per completed and billed Medicare episodes	12.9	18.4	13.3	18.2
Organic growth: (1)
Net revenue	(4.1)%	7.9%	(6.5)%	7.2%
Net Medicare revenue	(8.9)%	4.1%	(11.3)%	3.5%
Total new admissions	4.7%	11.1%	2.4%	8.6%
Medicare new admissions	(4.4)%	5.4%	(7.0)%	2.5%
Average daily census	4.9%	7.2%	0.4%	5.1%
Average Medicare daily census	(5.7)%	2.6%	(9.2)%	0.0%
Medicare completed and billed episodes	(3.5)%	3.6%	(8.1)%	1.0%

Hospice Services:
Locations	111	109	111	109
Acquired	—	5	4	10
De novo	—	—	—	—
Divested/consolidated	(1)	—	(2)	(5)
Admissions	5,077	4,522	15,006	13,746
Average daily census	4,393	4,187	4,338	4,002
Patient days	404,214	385,164	1,192,866	1,093,039
Average revenue per patient day	$155.14	$152.47	$154.39	$153.74
Organic growth: (1)
Total new admissions	12.8%	2.1%	4.8%	5.9%

Home and Community-Based Services:
Locations (2)	122	105	122	105
Acquired	—	—	4	—
De novo	13	—	19	—
Divested/consolidated	(2)	—	(2)	—
Average daily census	14,455	13,676	14,391	14,491
Billable hours	1,942,706	2,276,984	5,865,309	5,002,064
Revenue per billable hour	$26.31	$23.97	$25.87	$24.30

Facility-Based Services:
Long-term Acute Care
Locations	12	13	12	13
Acquired	—	1	—	1
Divested/consolidated	(1)	—	(1)	—
Patient days	24,275	18,918	68,094	58,524
Average revenue per patient day	$1,346	$1,377	$1,362	$1,310
Average Daily Census	264	206	249	214

(1)	Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
(2)	The number of locations for HCBS has been updated to not only include the physical standalone locations but also the locations that are part of a home health provider.

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$14,500	$30,067	$81,216	$73,923
Add (net of tax):
Acquisition and de novo expenses (1)	1,829	8,482	3,345	20,463
Closures/relocations/consolidations (2)	—	941	866	4,722
COVID-19 impact:
PPE, supplies and other expenses (3)	7,689	—	29,967	—
CARES Act tax benefit (4)	—	—	(2,210)	—
Provider Relief Fund (PRF) (5)	32,882	—	—	—
NCI associated with PRF (6)	(5,643)	—	—	—
Provider moratorium impairment (7)	—	—	—	4,332
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$51,257	$39,490	$113,184	$103,440

RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP, INC. PER DILUTED SHARE (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$0.46	$0.96	$2.59	$2.37
Add (net of tax):
Acquisition and de novo expenses (1)	0.05	0.27	0.11	0.66
Closures/relocations/consolidations (2)	—	0.03	0.03	0.15
COVID-19 impact:
PPE, supplies and other expenses (3)	0.25	—	0.95	—
CARES Act tax benefit (4)	—	—	(0.07)	—
Provider Relief Fund (PRF) (5)	1.05	—	—	—
NCI associated with PRF (6)	(0.18)	—	—	—
Provider moratorium impairment (7)	—	—	—	0.14
Adjusted net income attributable to LHC Group, Inc.'s common stockholders	$1.63	$1.26	$3.61	$3.32

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income attributable to LHC Group, Inc.'s common stockholders	$14,500	$30,067	$81,216	$73,923
Add:
Income tax expense	4,595	9,508	23,181	22,665
Interest expense, net	431	2,596	4,040	8,533
Depreciation and amortization	5,217	4,412	15,601	12,812
Adjustment items (1)	49,775	13,033	46,339	40,841
Adjusted EBITDA	$74,518	$59,616	$170,377	$158,774

1. Adjustment items (pre-tax):
Acquisition and de novo expenses (1)	2,492	11,731	4,556	28,305
Closures/relocation/consolidations (2)	—	1,302	1,174	6,536
COVID-19 PPE, supplies and other expenses (3)	10,474	—	40,609	—
Provider Relief Fund (PRF) (5)	44,435	—	—	—
NCI associated with PRF (6)	(7,626)	—	—	—
Provider moratorium impairment (7)	—	—	—	6,000
Total adjustments	$49,775	$13,033	$46,339	$40,841

1.

Expenses and other costs associated with recently announced or completed acquisitions and de novos. ($2.5 million pre-tax in the three months ended September 30, 2020 and $4.6 million pre-tax in the nine months ended September 30, 2020).

2.

Loss on the sale of an asset and other expenses associated with a closure or consolidation (none in the three months ended September 30, 2020 and $1.2 million pre-tax in the nine months ended September 30, 2020).

3.

COVID-19 related expenses for purchases of personal protective equipment ("PPE"), supplies and employee benefit expenses including, without limitation, bonuses and increased wages, wage supplements and PTO replenishments for front line caregivers. ($10.5 million pre-tax in the three months ended September 30, 2020 and $40.6 million pre-tax in the nine months ended September 30, 2020).

4.

Tax benefit related to new legislation in the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") which lifts certain tax deduction limitations and eliminates 80% of taxable income limitations for Net Operating Losses ("NOL"), which we are now able to fully utilize NOLs associated with Almost Family prior to the merger.

5.

Based on improved current and projected future results, the Company intends to return the entire $93.3 million in funds it has received from the Provider Relief Fund ("PRF") under the CARES Act and for the consolidated results for the third quarter of 2020 has reversed the $44.4 million in government stimulus income recognized during the second of 2020 related to general distribution funds received from the PRF ($44.4 million pre-tax).

6.

Non-controlling interest distributed to our Joint Venture partners in association with the Government stimulus income recognized during the second quarter of 2020 ($7.6 million pre-tax) was reversed in the three months ended September 30, 2020 as noted above.

7.

During the first quarter of 2019, the Company recorded $6.0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services ("CMS") action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

Contact:	Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com